Exhibit 99.4

LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK

With Respect to the Rescission Offer Regarding

the Below-Listed CarMax Auto Owner Trust 2011-1 Asset Backed Notes

THE RESCISSION OFFER WILL EXPIRE AT 5:00 P.M.

NEW YORK CITY TIME, ON AUGUST 31, 2011

UNLESS EXTENDED OR TERMINATED

To My Broker or Account Representative:

I, THE UNDERSIGNED, ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED AUGUST 1, 2011, TOGETHER WITH A PROSPECTUS SUPPLEMENT DATED MARCH 9, 2011 AND PROSPECTUS DATED MARCH 4, 2011 (COLLECTIVELY, THE “PROSPECTUS”) FROM CARMAX AUTO FUNDING LLC, IN WHICH CARMAX AUTO FUNDING LLC HAS OFFERED CERTAIN HOLDERS OF THE CARMAX AUTO OWNER TRUST 2011-1 ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS THE RIGHT TO RESCIND OR CONTINUE THEIR INVESTMENT IN SUCH NOTES (THE “OFFER”). HAVING RECEIVED THE PROSPECTUS AND RELATED DOCUMENTS, I AGREE TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH THEREIN. I UNDERSTAND THAT THE OFFER MUST BE ACCEPTED ON OR PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON AUGUST 31, 2011.

YOU MAY TENDER SOME OR ALL OF YOUR CARMAX AUTO OWNER TRUST 2011-1 ASSET BACKED NOTES IN THIS OFFER. HOWEVER, THE CARMAX AUTO OWNER TRUST 2011-1 ASSET BACKED NOTES MAY BE TENDERED ONLY IN $5,000 MINIMUM DENOMINATIONS AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THIS LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK INSTRUCTS YOU TO TENDER MY NOTES INDICATED BELOW AND HELD BY YOU FOR MY ACCOUNT, SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER.

TENDER AMOUNTS MUST BE IN $5,000 MINIMUM DENOMINATIONS AND IN MULTIPLES OF $1,000

$______________ of the 0.33394% Class A-1 Asset Backed Notes	(CUSIP No. 14313H AA3)

$______________ of the 0.72% Class A-2 Asset Backed Notes	(CUSIP No. 14313H AB1)

$______________ of the 1.29% Class A-3 Asset Backed Notes	(CUSIP No. 14313H AC9)

$______________ of the 2.16% Class A-4 Asset Backed Notes	(CUSIP No. 14313H AD7)

$______________ of the 2.63% Class B Asset Backed Notes	(CUSIP No. 14313H AE5)

$______________ of the 2.83% Class C Asset Backed Notes	(CUSIP No. 14313H AF2)

$______________ of the 3.62% Class D Asset Backed Notes	(CUSIP No. 14313H AG0)

(Please sign this Letter of Election and Instructions to Broker or Bank and provide the required information on the reverse hereof)

Please ensure delivery of this Letter of Election and Instructions to Broker or Bank to your Broker or Account Representative at least three business days before the August 31, 2011 expiration date to enable your Broker or Account Representative to process your instructions in time.

By accepting this Offer and tendering the notes indicated above, I understand that I will not be entitled to any other payments on such notes.

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By: X_________________________________________

Signature

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By: X_________________________________________

Signature

Date signed:_______________________________, 2011

(PUT LABEL HERE)

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